UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 205492

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2003

Summit Bank Corporation
(Exact name of registrant as specified in its charter)

Georgia	0-21267	58-1722476
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4360 Chamblee-Dunwoody Road, Atlanta, GA		30341
(Address of principal executive offices)		(Zip Code)

(770) 454-0400
(Registrant's telephone number, including area code)

__________________________________________________________________
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
    Exhibits

No. Description

                             99.1        Press Release dated July 22, 2003.

Item 9. Regulation FD Disclosure.

The following information is intended to be included under "Item 12. Results of Operations and Financial Condition" and is included under this Item 9 in accordance with SEC Release No. 33-8216.

On July 22, 2003, Summit Bank Corporation (the "Company") issued a press release regarding its financial results for the quarter ended June 30, 2003. The Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2003

SUMMIT BANK CORPORATION

By: /s/ Gary K. McClung
Gary K. McClung
Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated July 22, 2003.

EXHIBIT 99.1

SUMMIT BANK CORPORATION (Nasdaq:SBGA)	Contact: Gary McClung
FOR IMMEDIATE RELEASE	gmcclung@summitbk.com
770-454-0400

SUMMIT BANK CORPORATION REPORTS RECORD SECOND QUARTER EARNINGS

ATLANTA, GEORGIA, (July 22, 2003) - Summit Bank Corporation (Nasdaq: SBGA) (the "Company" or "Summit") today reported record second quarter 2003 net income of $1,203,000 compared to $1,017,000 for the second quarter of 2002, an increase of 18%. The earnings increase was attributed to higher interest income generated from additional loan growth, coupled with reductions in interest expense on deposits. Earnings per share increased 19% to $.32 for second quarter 2003 compared to $.27 per share for the same period in 2002. The Company paid a cash dividend of $.13 per share to its shareholders in second quarter 2003.

For the six-month period ended June 30, 2003, Summit reported record earnings of $2,233,000 compared to $1,866,000 for the same period last year, an increase of 20%. The increase was also attributed to higher interest income from additional loans and lower interest expense on deposits resulting from lower interest rates. For the current year to date period earnings per share were $.59 compared to $.49 last year, an increase of 20%.

Total assets grew to $421 million at June 30, 2003, an increase of 4% from December 31, 2002, and 13% compared to June 30, 2002. Net loans grew to $273 million at June 30, 2003, an increase of $18 million, or 7%, from year-end 2002, and $36 million, or 15%, for the trailing 12 months. Deposits grew to $350 million at June 30, 2003, an increase of 10% from year-end 2002. Noninterest-bearing deposits grew to 23% of all deposits at June 30, 2003, up from 21% a year earlier.

The Company reported a net interest margin of 4.1% for the quarter ended June 30, 2003, unchanged from the same period a year earlier. Noninterest income decreased by $209,000 to $927,000 for the period ended June 30, 2003 as compared to the same period last year. The decrease was attributed to fewer gains from sales of investment securities which were only $3,000 in the current quarter of 2003, compared to $218,000 in the same period last year. Noninterest expenses increased slightly to $3.0 million in the current quarter, compared to $2.9 million in the second quarter of 2002.

For the comparable year-to-date periods, noninterest income declined to $1.8 million in 2003 from $2.3 million last year. This decline was attributed to $296,000 in unrealized gains resulting from the appreciation in fair value of an interest rate swap during the first quarter of 2002 and the $215,000 in additional gains recognized on investment security sales during second quarter 2002. Excluding these fluctuations, noninterest income increased 2% in the six-month period of 2003 versus the same period in 2002. Noninterest expenses increased to $5.9 million during the current year to date period from $5.7 million a year earlier. The increase was largely attributed to increased personnel expenses which increased $157,000, or 5%, during the current year.

Summit reported return on equity of 14.16% for the six-month period ended June 30, 2003 compared to 13.8% for the same period last year. Nonperforming assets were $1.5 million, or .51% of loans and other real estate at June 30, 2003, up from $291,000 a year earlier. However, during the current quarter nonperforming assets declined from $2.0 million, or .74% of loans and other real estate, at March 31, 2003. As of June 30, 2003, of the $1.5 million in nonperforming assets, $391,000 was fully guaranteed by the U.S. Small Business Administration and $597,000 represented a fully secured parcel of commercial real estate acquired in foreclosure. Net chargeoffs declined sharply for the period ended June 30, 2003 to $123,000 compared to $508,000 for the same period last year.

Chief Executive Officer, Pin Pin Chau, said, "Our core earnings continue to build as net interest income reaches new heights each quarter. The steady growth in both loans and noninterest bearing deposits, along with lower funding costs, have been the principal factors in producing our strong results this year. Loan quality remains strong, despite the slower economy as indicated by low levels of chargeoffs and nonperforming assets." Chau continued, "We are looking forward to our new branch office opening in Fremont, California, at the end of July which will further expand our presence in the greater San Francisco Bay area."

Summit Bank Corporation is the parent company of The Summit National Bank, a nationally chartered full-service community bank specializing in the small business and international trade finance markets. It currently operates four branches in the metropolitan Atlanta area and one branch in San Jose, California.

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Summit's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Summit's assumptions, but that are beyond Summit's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Summit, (v) greater competitive pressures among financial institutions in Summit's markets and (vi) greater loan losses than historic levels. Additional information and other factors that could affect future financial results are included in Summit's filings with the Securities and Exchange Commission.

Summit Bank Corporation
(SBGA)

Selected Financial Information
June 30, 2003

(In thousands, except per share data)
		June 30,				%
		2003		2002		Change

Total Assets		420,571		373,261		12.67%
Net Loans		273,129		237,065		15.21%
Investments		107,354		90,281		18.91%
Total Deposits		349,817		313,318		11.65%
Noninterest Bearing		80,926		64,796		24.89%
Interest Bearing		268,891		248,522		8.20%
Stockholders' Equity		33,005		28,108		17.42%

Loans as % Deposits		78.08%		75.66%
Allowance for Loan Losses as % Total Loans		1.31%		1.37%
Nonperforming Assets as % Total Loans and ORE		0.51%		0.12%
Return on Average Assets		1.08%		1.04%
Return on Average Equity		14.16%		13.80%

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2003	2002	Change	2003	2002	Change

Interest Income	5,641	5,446	3.58%	11,141	10,681	4.31%
Interest Expense	1,739	1,971	-11.77%	3,540	4,017	-11.87%
Net Interest Income	3,902	3,475	12.29%	7,601	6,664	14.06%
Provision for Loan Losses	108	212	-49.06%	322	577	-44.19%
Non-Interest Income	927	1,136	-18.40%	1,843	2,313	-20.32%
Non-Interest Expenses	2,995	2,914	2.78%	5,869	5,740	2.25%
Income Before Taxes	1,726	1,485	16.23%	3,253	2,660	22.29%
Tax Expense	523	468	11.75%	1,020	794	28.46%
Net Income	1,203	1,017	18.29%	2,233	1,866	19.67%

Basic Earnings Per Share	0.32	0.27	18.52%	0.59	0.49	20.41%
Diluted Earnings Per Share	0.32	0.27	18.52%	0.59	0.49	20.41%
Dividend Per Share	0.13	0.09	44.44%	0.26	0.18	44.44%